Exhibit (e)

Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

(i)	That it had previously filed a registration statement on Form F-6 (Registration No. 333-228351) with respect to Teva Pharmaceutical Industries Limited, which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement; and

(ii)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

CITIBANK, N.A., as Depositary

By:	/s/ Joseph Connor
Name: Joseph Connor
Title: Attorney-in-Fact

Ex (e)-1